                     ARTICLES OF AMENDMENT AND RESTATEMENT

                    SECURITY CAPITAL ATLANTIC INCORPORATED

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION


     THIS IS TO CERTIFY THAT:

     1. The Corporation was formed under the general laws of the State of Maryland on April 14, 1994 under the name "SCA Acquisition Incorporated" and, pursuant to the filing of the First Amended and Restated Articles of Incorporation on May 10, 1994, changed its name to "Security Capital Atlantic Incorporated."

     2. The Corporation desires to amend and restate its Articles of Incorporation as currently in effect and such Articles of Incorporation are hereby amended and restated in their entirety as follows:

     FIRST:  The name of the corporation (the "Corporation") is:

                    Security Capital Atlantic Incorporated

     SECOND: The current address of the principal office of the Corporation is Six Piedmont Center, Atlanta, Georgia 30305. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a corporation located in the State of Maryland.

     THIRD: The purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Maryland.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred fifty million (250,000,000), consisting of two hundred fifty million (250,000,000) shares of Common Stock, one cent ($.01) par value. The aggregate par value of all authorized shares of stock having par value is $2,500,000. The Board of Directors of the Corporation may classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of stock.

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: The number of Directors of the Corporation shall initially be three, which number may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three. Any such determination shall be by the Board of Directors and shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any Director then serving. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.

     The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the 1994 annual meeting of stockholders, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1995, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall serve until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal. Any vacancy on the Board of Directors shall be filled by a majority of the Directors then serving, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal. The name and class of each director who is currently serving are:

                    Name                                Class
                    ----                                -----

                    Ned S. Homes                        I

                    Anthony R. Manno                    II

                    James C. Potts                      III


     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

     EIGHTH: The Corporation shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust,

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employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     NINTH:

     Section 1. Definitions. For the purposes of this Article NINTH, the following terms shall have the following meanings:

          "Adoption Date" shall mean the date of the adoption of the ownership restrictions contained in this Article NINTH.

          "Beneficial Ownership" shall mean, except as provided below in the following sentence, ownership of Shares by a Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. However, Section 544 will be modified such that no corporate shareholder of an Excluded Holder owning directly or indirectly less than 10% of the stock of such Excluded Holder will be treated as owning any of the stock of the Corporation owned by such Excluded Holder so long as no individual directly or indirectly owns 50 percent or more in value of the stock of such corporate shareholder.
The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the Excess Share Trust.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Excess Shares" shall mean Shares resulting from an exchange described in Section 3 of this Article NINTH.

          "Excess Share Trust" shall mean the trust created pursuant to Section 3 and Section 15 of this Article NINTH.

          "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Directors as the trustee of the Excess Share Trust.

          "Excluded Holder" shall mean Security Capital Group Incorporated, a Maryland corporation, and its affiliates, successors, or assigns. However, an affiliate, successor, or assignee

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will be treated as an Excluded Holder only if Security Capital Group
Incorporated obtains an opinion of counsel that any ownership of Shares by such affiliate, successor, or assignee will not jeopardize the status of the Corporation as a "real estate investment trust" under the Code.

          "Existing Holder" shall mean any Person (other than an Excluded Holder) who is, or would be upon the exchange of Units, debt, or any security of the Corporation, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after the Adoption Date, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Units, debt, or any security of the Corporation, Beneficially Own Shares in excess of the Ownership Limit.

          "Existing Holder Limit" for any Existing Holder shall mean the percentage of the outstanding Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of Units, debt or any security of the Corporation, by such Existing Holder upon and immediately after the Adoption Date, and, after any adjustment pursuant to Section 9 of this Article NINTH, shall mean such percentage of the outstanding Shares as so adjusted. Any Existing Holder Limit shall not be modified except as provided in Section 9 of this Article NINTH. From the Adoption Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange for Shares on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board of Directors.

          "Ownership Limit" shall initially mean 9.8%, in number of Shares or value, of the outstanding Shares, after any adjustment as set forth in Section 9 of this Article NINTH, shall mean such greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article NINTH, the beneficial holder of the Shares, if such Transfer had been valid under Section 2 of this Article NINTH.

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          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article NINTH, the record holder of the Shares, if such Transfer had been valid under Section 2 of this Article NINTH.

          "REIT" shall mean a real estate investment trust under Section 856 of the Code.

          "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

          "Restriction Termination Date" shall mean the first day after the Adoption Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

          "Shares" shall mean the shares of the Corporation's Common Stock as may be authorized and issued from time to time pursuant to Article FOURTH.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Units, debt or any security of the Corporation for Shares and
(c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

          "Units" shall mean units of any partnership that are convertible into Shares.

     Section 2.  Ownership Limitation.

          (A) Except as provided in Section 12 and Section 20 of this Article NINTH and subject to clause (F) of this Section 2, from the Adoption Date until the Restriction Termination Date, no Person or Persons acting as a group (other than an Excluded Holder or an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit.

          (B) Except as provided in Section 12 and Section 20 of this Article NINTH and subject to clause (F) of this Section 2, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Excluded Holder or an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

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          (C)  Except as provided in Section 12 and Section 20 of this Article
NINTH and subject to clause (F) of this Section 2, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

          (D) Except as provided in Section 12 and Section 20 of this Article NINTH and subject to clause (F) of this Section 2, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

          (E) Subject to Section 12 of this Article NINTH from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of
Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

          (F) Nothing contained in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article NINTH and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article NINTH.

     Section 3.  Excess Shares.

          (A) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer such that (i) any Person (other than an Excluded Holder or an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit or (ii) any Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 12 of this Article NINTH, Shares directly owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after exchanging all of the Shares owned directly by a Person or Existing Holder such Person or Existing Holder still owns Shares in excess of the applicable Ownership Limit or Existing Holder Limit, Shares owned by such Person or Existing Holder constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, shall be exchanged for an equal number of Excess

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Shares until such Person or Existing Holder, as the case may be, does not own
Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Where such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

          (B) If, notwithstanding the other provisions contained in this Article NINTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect shareholder of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then any Shares being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Article NINTH. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the exchange of any such Shares, the Corporation is still "closely held" within the meaning of Section 856(h) of the Code, any individual whose Beneficial Ownership of Shares in the Corporation increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect shareholder of the Corporation and is one of the five individuals who caused the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, shall exchange Shares owned directly for an equal number of Excess Shares until the Corporation is not "closely held" within the meaning of Section 856(h) of the Code. Where several similarly situated individuals exist, the exchange shall be pro rata. If, after applying the foregoing provisions the Corporation is still "closely held" within the meaning of Section 856(h) of the Code, any Shares constructively owned by such individuals shall be exchanged for Excess Shares (other than Shares held by an Excluded Holder), on a pro rata basis among similarly situated individuals, until the Corporation is not "closely held" within the meaning of Section 856(h) of the Code.

          (C) If, at any time after the Adoption Date until the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would (i) cause any Person (other than an Excluded Holder or an Existing Holder) to Beneficially Own Shares in excess of the Ownership Limit or (ii) cause an Existing Holder to Beneficially Own Shares in excess of the Existing Holder Limit, then, except as otherwise provided in Section 12 of this Article NINTH, Shares Beneficially Owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this Clause (C) of this Section 3 of this

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Article NINTH, such Person shall first exchange Shares directly held by such
Person before exchanging Shares held constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. Where such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

     Section 4. Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of Section 2 of this Article NINTH, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 2 of this Article NINTH shall automatically result in the designation and treatment described in Section 3 of this Article NINTH, irrespective of any action (or non-action) by the Board of Directors.

     Section 5. Notice to Corporation. Any Person who acquires or attempts to acquire Shares in violation of Section 2 of this Article NINTH, or any Person who is a transferee such that Excess Shares result under Section 3 of this Article NINTH, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 30 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

     Section 6. Information for Corporation. From the Adoption Date until the Restriction Termination Date:

          (A) every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

          (B) each Person who is a Beneficial Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership

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of Shares as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     Section 7. Other Action by Board. Subject to Section 2 of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT, provided, however, that no provision of this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     Section 8. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article NINTH, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article NINTH with respect to any situation based on the facts known to it.

     Section 9. Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

          (A) Subject to the limitations provided in Section 11 of this Article NINTH, the Board of Directors may grant options which result in Beneficial Ownership of Shares by an Excluded or Existing Holder pursuant to an option plan approved by the Board of Directors and/or the stockholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

          (B) Subject to the limitations provided in Section 11 of this Article NINTH, an Excluded Holder and an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Directors which results in Beneficial Ownership of Shares by such participating Excluded Holder or Existing Holder and any comparable reinvestment plan of any partnership, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 of this Article NINTH to permit Beneficial Ownership of the Shares acquired as a result of such participation.

          (C) The Board of Directors will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article NINTH by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in Clause (A) of this
Section 9 of this Article NINTH by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

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     Section 10.  Increase or Decrease in Ownership Limit.  Subject to the
limitations provided in Section 11 of this Article NINTH, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

     Section 11.  Limitations on Changes in Existing Holder and Ownership
Limits.

          (A) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five individual Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

          (B) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 9 or 10 of this Article NINTH, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

          (C) No Ownership Limit may be increased to a percentage which is greater than 9.9%.

     Section 12. Waivers by the Board. The Board of Directors with a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or such other evidence as the Board of Directors deems necessary in its sole discretion may exempt, on such conditions and terms as the Board of Directors deems necessary in its sole discretion, a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors may deem appropriate and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Shares in accordance with Section 3 of this Article NINTH.

     Section 13. Legend. Each certificate for Shares shall bear substantially the following legend:

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Articles of Incorporation of the Corporation, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding Shares of the Corporation

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     (unless such Person is an Existing Holder or an Excluded Holder). Any
     Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 30 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Articles of Incorporation of the Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     Section 14. Severability. If any provision of this Article NINTH or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     Section 15. Transfer of Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 3 of this Article NINTH, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 3 of this Article NINTH. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in Section 18 of this Article NINTH.

     Section 16. Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (1) the amount of any distribution made upon liquidation, dissolution or winding up or (2) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     Section 17. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

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

     Section 18. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 18. At the direction of the Corporation, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. If such a transfer is made to a Person, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (2) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section 19. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

     Section 19. Call by Corporation on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the Shares to which such Excess Shares relates on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article NINTH but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this Article NINTH. Unless the Board of Directors determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Directors at any time up to but not later than the five years after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

     Section 20. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering; provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

     TENTH: Meetings of the stockholders may be held within or without the State of Maryland, as the By-laws may provide. The books of the Corporation may be kept (subject to applicable law) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation so provide.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the reservations in this Article ELEVENTH.

     TWELFTH: Except as otherwise provided herein, these Articles of Incorporation may be amended by the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote. To the fullest extent permitted under Maryland law, any transaction requiring stockholder vote under Maryland law may be approved by the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote.

     THIRTEENTH: The provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604), shall not apply to any business combination between the Corporation and Security Capital Group Incorporated, a Maryland corporation, and its affiliates and successors.

     FOURTEENTH: Except as may be provided to the contrary in any agreement with any stockholder, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell.

     FIFTEENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders. Neither the amendment nor repeal of this Article FIFTEENTH, nor the adoption or amendment of any other provision of the Articles of Incorporation or By-laws of the Corporation inconsistent with this Article FIFTEENTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     3. These Articles of Amendment and Restatement have been advised by the Board of Directors of the Corporation and have been approved by the stockholders of the Corporation.

     4. The undersigned Chairman acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman and attested to by its Secretary on this 10th day of July, 1995.


                         SECURITY CAPITAL ATLANTIC INCORPORATED



                         By: /s/ James C. Potts
                            -----------------------------------
                            James C. Potts
                            Chairman



ATTEST:


 /s/ Paul E. Szurek
- ----------------------------
Paul E. Szurek
Secretary

                                     -15-